Exhibit 99.1

TRIDENT ACQUISITIONS ANNOUNCES FILING OF PROXY SUPPLEMENT IN CONNECTION WITH ITS STOCKHOLDER PROPOSAL TO EXTEND PERIOD TO CONSUMMATE BUSINESS COMBINATION

NEW YORK, May 21, 2021 -- Trident Acquisitions Corp. (NASDAQ: TDACU, TDAC, TDACW) (“Trident”) or the “Company”), a special purpose acquisition company, announced that it has filed today with the Securities and Exchange Commission (the “SEC”) a supplement to its proxy statement seeking approval of its stockholders to extend the time to complete its business combination for an additional three months to September 1, 2021, subject to an additional three month extension to December 1, 2021 upon approval of the Company’s board of directors (the “Extension”).

The proxy supplement reflects that pursuant to an amendment to the Company’s Trust Agreement, the Company changed the vote required to amend the Trust Agreement for purposes of extending the date by which the Company has to consummate a business combination from a majority of the outstanding shares of common stock sold in the Company’s IPO to a majority of the outstanding shares of common stock. In addition, for each month of the extension, if the daily volume weighted average price of the Company’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, the Company must deposit, or cause to be deposited by its insiders, $0.05 for each public share of common stock that was not redeemed in connection with the special meeting into the Company’s trust account.

The purpose of the Extension is to permit sufficient time for Trident to consummate its previously announced proposed business combination with Lottery.com, including filing a registration statement on Form S-4 that will include a proxy statement. For a summary of the material terms of the proposed transaction, please see Trident’s Current Report on Form 8-K filed on February 23, 2021 with the SEC in connection with the announcement of the proposed business combination.

About Trident Acquisitions Corp.

Trident is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Trident's securities are quoted on the NASDAQ stock exchange under the ticker symbols TDACU, TDAC and TDACW. For more information, visit tridentacquisitions.com.

About Lottery.com

Lottery.com is an Austin, TX-based company enabling consumers to play state-sanctioned lottery games from their home or on the go in the US, and select lottery products internationally. The company works closely with state regulators to advance the lottery industry, providing official lottery games and enhanced regulatory capabilities, while capturing untapped market share, including millennial players. Lottery.com is also gamifying charitable giving to fundamentally change how nonprofits engage with their donors and raise funds. Through their WinTogether.org platform, they offer charitable donation sweepstakes to incentivize donors to take action by offering once in a lifetime experiences and large cash prizes.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Trident, including those set forth in the Risk Factors section of Trident's annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC. Copies are available on the SEC's website, www.sec.gov. Trident undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Important Information and Where to Find it

In connection with the proposed business combination, Trident will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a preliminary proxy statement (the “Proxy Statement”) for the solicitation of proxies from Trident’s stockholders. Additionally, Trident will file other relevant materials with the SEC in connection with the proposed business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. A definitive proxy statement will be mailed to Trident stockholders as of a record date to be established for voting on the proposed business combination. Investors and security holders of Trident are urged to read the Registration Statement and Proxy Statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Trident and its directors and officers may be deemed participants in the solicitation of proxies of Trident’s stockholders in connection with the proposed business combination. Lottery.com and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Trident’s executive officers and directors in the solicitation by reading Trident’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Registration Statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Trident’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

TDAC@gatewayir.com

Trident Contact:

Vadim Komissarov

CEO

(646) 229-7549

vkomissarov@tridentacquisitions.com

Lottery.com Contact:

Cody Billingsley

(520) 250-3369

cody@lottery.com

 2